Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240 14a-14

                         SYMBOL TECHNOLOGIES, INC.
Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
      _______________________________________________________

     2)  Aggregate number of securities to which transaction applies:
      _______________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      _______________________________________________________

     4)  Proposed maximum aggregate value of transaction:
      _______________________________________________________

     5)  Total fee paid:
      _______________________________________________________

      [ ]   Fee paid previously with preliminary materials.

      [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

            (1)  Amount Previously Paid:
            (2)  Form, Schedule or Registration Statement No.:
            (3)  Filing Party:
            (4)  Date Filed:

SYMBOL TECHNOLOGIES, INC.

One Symbol Plaza
Holtsville, New York  11742-1300
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            May 8, 2000
                      ____________________


     To our shareholders:

     The Annual Meeting of Shareholders of Symbol Technologies, Inc. will be held at 10:00 A.M., local time, on May 8, 2000 at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, NY. At the meeting, shareholders will be asked to vote on the following proposals:

Proposal 1. To elect ten directors of Symbol. Each director will serve until their successors are elected at the next Annual Meeting of Shareholders;

Proposal 2.  To approve the 2000 Directors' Stock Option
Plan;

Proposal 3. To ratify the appointment of independent auditors for 2000; and

Proposal 4. To transact any other business that is properly brought before the meeting.

     Shareholders of record at the close of business on March
13, 2000 are entitled to receive this notice and to vote at the meeting.

     You may vote your shares by completing and returning the enclosed proxy card or by telephone or via the Internet.
Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote.


                             By Order of the Board of Directors,


                             Leonard H. Goldner
                             Secretary
Dated:  March 15, 2000
                                 -1-


SYMBOL TECHNOLOGIES, INC.

One Symbol Plaza
Holtsville, New York  11742-1300
____________________

PROXY STATEMENT
____________________

     We are providing these proxy materials because the Board of Directors of Symbol Technologies, Inc. is soliciting your proxy to vote at Symbol's Annual Meeting of Shareholders at 10:00 A.M., local time on May 8, 2000, at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, New York, and at any adjournment of this meeting. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about Symbol.

QUESTIONS AND ANSWERS

Who is entitled to vote?

     Shareholders who own Symbol common stock on March 13, 2000 will be entitled to vote at the Annual Meeting. On that date, there were 91,039,175 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the meeting. Any references to shares of Symbol common stock included in this Proxy Statement have been adjusted to reflect the two stock splits effective in 1998 and 1999 but not the recently declared 3 for 2 stock split which will be effective on April 5, 2000.

How do I vote?

     This year Symbol is offering you three methods of voting:
- You may indicate your vote on the enclosed proxy card, sign and date the card and return the card in the enclosed prepaid envelope.
- You may vote by telephone by calling the toll free number that appears on the enclosed proxy card and following the instructions given.
- You may vote via the Internet. Internet voting instructions are provided on the enclosed proxy card.

     All shares entitled to vote and represented by properly completed proxies received before the meeting and not revoked will be voted at the meeting as you instructed. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

What can I vote on?

- The election of ten directors to serve for a term of one year
-  To approve the 2000 Directors' Stock Option Plan
- To ratify the appointment of independent accountants to audit the financial statements of Symbol for 2000;
and
- To transact any other business that is properly brought before the meeting.

How does the Board recommend I vote on the proposals?

The Board recommends votes:
-  FOR each of the nominees for the Board of Directors.
-  FOR the approval of the 2000 Directors' Stock Option
Plan.
- FOR the appointment of Deloitte & Touche LLP, independent accountants to audit the financial statements of Symbol for 2000.

May I change my vote?

     You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy card or telephone or Internet vote or by voting by ballot at the meeting.

How many votes are required to hold a meeting?

     A quorum is necessary to hold a valid meeting of shareholders. The presence, in person or by proxy, of shareholders representing of a majority of the shares of Symbol's common stock outstanding and entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for determination of a quorum.

     An abstention is a properly executed proxy marked ABSTAIN for any matter. A broker "non-vote" occurs when you hold your shares in "street name" through a broker or other nominee and you do not give your broker or nominee instructions on how to vote on matters over which your broker or nominee does not have voting discretion. If you do not provide voting instructions, your shares may not be voted on these matters.

How many votes are required to pass a proposal?

     A plurality of the votes cast is required to elect directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes withheld and broker "non-votes" are not counted for purposes of electing directors.

     A vote is withheld when a properly executed proxy is marked
VOTE WITHHOLD for the election of one or more directors.

     The affirmative vote of a majority of the votes present or represented and entitled to vote is required for all other matters.

How will voting on any other business be conducted?

     We do not know of any business or proposals to be considered at the 2000 Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and we permit it to be presented at the meeting, the signed proxies received from you and other shareholders give the persons named the authority to vote on the matter according to their judgment.

When are shareholder proposals for the 2001 Annual Meeting due?

     To be included in the Proxy Statement for the 2001 Annual
Meeting, proposals must be received in writing by November 15, 2000.

     Under the By-Laws of Symbol, notice of proposals to be presented in person at the next Annual Meeting of Shareholders must be received in writing by December 31, 2000.

Who receives proxy materials?

     This Proxy Statement and enclosed proxy card are being mailed to shareholders on or about April 5, 2000. Each registered owner of Symbol common stock on March 13, 2000 should also receive a copy of Symbol's 1999 Annual Report to Shareholders. If you have not received the Annual Report, please contact us and we will send a copy at no expense to you.

May I inspect the shareholder list?

     In accordance with Delaware law, a list of shareholders entitled to vote at the meeting will be available at the location of the Annual Meeting on May 8, 2000 and for 10 days prior to the meeting at Symbol's World Headquarters between the hours of 9:00 a.m. and 4:00 p.m. Eastern Standard Time.

Who bears the costs of this proxy solicitation?

     Symbol pays the costs of this proxy solicitation. We have also made arrangements with brokerage houses and other custodians, nominees and fiduciaries of shares to send proxy materials to shareholders. We may reimburse them for any expenses they incur.

How can I contact Symbol to request materials or information referred to in this Questions and Answers?

     You may contact us:

- By mail addressed to:
Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, NY  11742-1300
Attention: Treasurer

- By calling 631-738-2400
- By leaving a message on our website at www.symbol.com

     The closing price of Symbol's common stock on the New York
Stock Exchange on March 1, 2000 was $99.75 per share.

NOMINEES FOR ELECTION

     The following information is supplied about the nominees for election as directors of Symbol:

                       Positions and Offices                  Has Been a
 Name               Age    Presently Held With Symbol          Director Since

Jerome Swartz        59    Chairman of the Board of Directors         1975
                           Chief Executive Officer and Director
Harvey P. Mallement  59     Director                                  1977
Raymond R. Martino   61     Vice Chairman of the Board of Directors   1983
Saul P. Steinberg    60     Director                                  1985
Lowell C. Freiberg   60     Director                                  1985
George Bugliarello   72     Director                                  1992
Charles B. Wang      55     Director                                  1994
Tomo Razmilovic      57     President, Chief Operating Officer
                            and Director                              1995
Leo A. Guthart       62     Director                                  1999
James Simons         61     Nomine

     Dr. Swartz co-founded and has been employed by Symbol since it commenced operations in 1975. He has been the Chairman of the Board of Directors and Chief Executive Officer for more than fifteen years. Dr. Swartz was an industry consultant for the prior 12 years in the areas of optical and electronic systems and instrumentation and has a total of some 160 issued and allowed U.S. patents and technical papers to his credit. He is a member of the Board of Trustees of Polytechnic University and a member of the Board of Directors of the Stony Brook Foundation. Dr. Swartz is also a fellow of the Institute of Electrical and Electronic Engineers and a member elect to the National Academy of Engineering. He has been the recipient of the Institute of Electrical and Electronic Engineers' Ernst Weber Leadership Award for career achievement. Effective July 1, 2000, Dr. Swartz will no longer serve as Chief Executive Officer of Symbol. Dr. Swartz will continue as executive Chairman of the Board of Directors and serve as Chief Scientist.

     Mr. Mallement has been one of the Managing General Partners of Harvest Partners, Inc., a private equity and leveraged buyout investment management company since it began in April 1981. He is an officer and director of seven privately held companies.

     Mr. Martino was Symbol's President and Chief Operating Officer from December 1983 until June 1994. He is currently the Vice Chairman of the Board of Directors of Symbol and is employed by Symbol on a part-time and consulting basis. Mr. Martino is also a member of the Board of Directors of Checkpoint Systems, Inc.

     Mr. Steinberg is currently Chairman of the Board of Directors of Reliance Group Holdings, Inc., a holding company whose principal business is the ownership of property and casualty insurance companies. He founded and was the Chairman of the Board and Chief Executive Officer of Reliance Group Holdings, Inc. and its predecessors from 1961 until 2000. He is also a member of the Board of Trustees of the University of Pennsylvania and Chairman of the Wharton School Board of Overseers. Mr. Steinberg is also a director of Reliance Insurance Company, Reliance Financial Services and Zenith National Insurance Corp.

     Mr. Freiberg has been employed by Reliance Group Holdings, Inc. and its predecessors since 1969. Since 1998, Mr. Freiberg has been its Executive Vice President and Chief Financial Officer and before that, he served as the Senior Vice President and Chief Financial Officer of that Company. He is a member of the Board of Directors of LandAmerica Financial Group, Inc.

     Dr. Bugliarello has been Chancellor of Polytechnic University since July 1994. For the prior 21 years, he was President of Polytechnic University. He has been a member of several scientific organizations including past Chairman of the Board of Science and Technologies for International Development of the National Academy of Sciences. He is a member of the National Academy of Engineering and is also the U.S. Member of the Science for Stability Steering Group of the Scientific Affairs Division of NATO. He is a member of the Board of Directors of several organizations including Key Span Energy and Comtech Laboratories.

     Mr. Wang has been the Chief Executive Officer of Computer Associates International, Inc. since 1976. He has been the Chairman of the Board since 1980. Computer Associates is the world's leading business software company with fiscal 1999 revenues exceeding $5.25 billion.

     Mr. Razmilovic has been President and Chief Operating Officer of Symbol since October 1995. He was previously Senior Vice President, Worldwide Sales and Services. He joined Symbol in 1989. Prior to joining Symbol, he was President of ICL International, a major European computer manufacturer and he also led its industry marketing and software development divisions. Effective July 1, 2000, Mr. Razmilovic will assume the responsibilities of Chief Executive Officer of Symbol.

     Dr. Guthart has been Vice Chairman of the Board of Pittway Corporation since 1987 and Chief Executive Officer of its Security Group since 1981. This group includes ADEMCO, a manufacturer of alarm equipment; ADI, the largest U.S. distributor of security equipment; First Alert Professional Security Systems, a brand name marketing program for alarm dealers; and AlarmNet, a cellular radio service that transmits alarm and security signals in major U.S. cities. Dr. Guthart has served as a director of the Acorn Fund, a growth-oriented mutual fund, since 1997. Since 1996, he has also served as non-executive Chairman of Cylink Corporation, a supplier of information security encryption equipment, and since 1993 as a director of AptarGroup, Inc., a producer of dispensing valves, pumps and closures for the pharmaceutical and fragrance industries. From 1960 to 1963 Dr. Guthart served on the faculty of Harvard Business School and from 1993 to 1996 he was Chairman of the Board of Trustees of Hofstra University.

     Dr. Simons has been the President of Renaissance Technologies Corporation since 1982. Renaissance Technologies Corporation is an investment firm dedicated to the use of mathematical methods. From 1968 to 1975, Dr. Simons served as Chairman of the Mathematics Department of S.U.N.Y. Stony Brook. Dr. Simons has been a founder and director of Franklin Electronic Publishers since 1981 and Cylink Corporation since 1983. Dr. Simons serves as Chair Emeritus of the Stony Brook Foundation Board at S.U.N.Y. Stony Brook, is a member of the Board of Governors of the New York Academy of Science and is a director of B.S.A., the management organization of Brookhaven National Laboratories. Dr. Simons has taught mathematics at M.I.T. and Harvard University and served as a cryptanalyst at the Institute of Defense Analysis in Princeton.

     Pursuant to agreements between Reliance and Symbol, Reliance currently has the right to designate one person to Symbol's Board of Directors. Reliance has designated Mr.
Steinberg.

MEETINGS OF THE BOARD

      During the fiscal year ended December 31, 1999 the Board of Directors held five meetings. Other than Mr. Wang, each director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all the committees of the Board on which that director served.

     The Board of Directors has an Audit Committee. Mr. Mallement and Mr. Bugliarello are the members. The primary functions of the Audit Committee are to review Symbol's financial statements, to recommend the appointment of Symbol's independent auditors and to review the overall scope of the audit. The Audit Committee held five meetings in 1999.

     The Board of Directors has a Compensation/Stock Option Committee consisting of Mr. Freiberg and Mr. Steinberg. The primary functions of this Committee are to review the salaries, benefits and any other compensation of Symbol's senior executive officers, to make recommendations to the Board of Directors about these matters and to administer Symbol's stock option plans. During 1999, the Committee held five meetings.

     The Board of Directors has a Nominating Committee.  Dr.
Swartz and Mr. Steinberg are the members.   The primary function
of this committee is to review and recommend to the Board potential candidates for election to the Board of Directors.
The committee met once in 1999. Shareholders may recommend candidates for consideration by the committee by providing written notice to the Secretary of Symbol by December 31 of the year before the date of the meeting. You should send this notice to Symbol's offices in Holtsville, New York. Please provide the candidate's name, biographical data and qualifications. Recommendations should include a written statement from the individual of his or her consent to be nominated as a candidate and, if nominated and elected, to serve as a director.

PRINCIPAL SHAREHOLDERS

     In the following table, you can find information about
Symbol common stock owned by any person that Symbol knows owns more than 5% of Symbol's common stock:

Name and Address                      Amount and Nature of      Percent of
of Beneficial Owner                   Beneficial Ownership(1)   Common Stock

Saul P. Steinberg and
Reliance Financial Services Corporation    7,539,913(2)              8.3%
Park Avenue Plaza
New York, New York 10055

Forstmann-Leff Associates,LLC              7,165,399(3)               8.1%
55 East 52nd Street
New York, New York 10055

Edward C. Johnson III, Abagail P.
Johnson and F.M.R. Corp.                   6,007,922(4)               6.8%
82 Devonshire Street
Boston, Massachusetts  02109

_____________

(1) The table identifies any persons having sole voting and investment power over shares shown opposite their names as of December 31, 1999 except as otherwise stated in the footnotes to the table. Symbol obtained this information from publicly filed documents or it was furnished to Symbol.

(2) The number of shares owned as of March 14, 2000 according to a statement on Schedule 13D filed with the Securities and Exchange Commission. This number includes:

- 6,372,914 shares owned by Reliance Insurance Company, a subsidiary of Reliance Financial Services Corporation.

-  668,587 shares owned by Reliance National Indemnity
Company, a subsidiary of Reliance Insurance Company.

- 492,787  shares owned by United Pacific Insurance
Company, a subsidiary of Reliance Insurance Company.

Each of the corporations listed has sole voting and dispositive power over all of the shares directly owned by it. Reliance Financial Services Corporation is a wholly owned subsidiary of Reliance Group Holdings, Inc. Approximately 44% of the common voting stock of Reliance Group Holdings, Inc. is held by Saul P. Steinberg, members of his family and affiliated trusts. As a result of his stock holdings in Reliance Group Holdings, Inc., Mr. Steinberg may be deemed to control Reliance Financial Services Corporation and to be an owner of the shares owned by Reliance Financial Services Corporation. Mr. Steinberg disclaims ownership of the shares owned by Reliance Financial Services Corporation. Also includes 5,625 shares Mr. Steinberg owns which may be acquired within 60 days of March 1, 2000 upon exercise a warrant held by him.

(3) The number of shares owned as of December 31, 1999 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. These shares include the following shares owned by FLA Asset Management, LLC, Stamford Advisers LLC, Forstmann-Leff Associates LP and FLA
Advisers LLC.

- Forstmann-Leff Associates, LLC, an investment advisor, has sole power to vote or direct the vote of 2,576,971 of these shares and sole power to dispose of or to direct the disposition of 3,049,551 of these shares, shared power to vote or direct the vote of 2,453,024 of these shares and shared power to dispose of or direct the disposition of 4,115,848 of these shares.

- FLA Asset Management, LLC, an investment advisor and subsidiary of Forstmann-Leff Associates, LLC owns
2,211,461 of these shares and has shared power to vote or direct the vote of 548,637 of these shares and shared power to dispose of or direct the disposition of 2,211,461 of these shares.

- Forstmann-Leff Associates, L.P., an investment advisor whose general partner is FLA Asset Management, LLC, owns
52,300 shares and has shared power to vote or direct the vote of and shared power to dispose of or direct the disposition of these shares. These shares are included in the shares owned by FLA Asset Management LLC.

- FLA Advisors LLC, an investment advisor whose managing members constitute a majority of the Executive Committee of the Board of Managers of Forstmann-Leff Associates, LLC owns 1,904,387 shares and has shared power to vote or direct the vote of and shared power to dispose of or direct the disposition of these shares.

- Stamford Advisers LLC, an investment advisor and a subsidiary of FLA Advisers LLC owns 51,862 shares and has shared power to vote or direct the vote of and shared power to dispose of or direct the disposition of these shares. These shares are included in the shares owned by FLA Advisers LLC.

  No one client owns more than 5% of such shares

(4) The number of shares owned as of December 31, 1999 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Mr. Johnson serves as
Chairman and Abigail P. Johnson is a Director of FMR Corp.
Mr. Johnson owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding voting stock of FMR Corp. Members of the Edward C. Johnson III family own shares of common stock representing approximately 49% of the voting power of FMR
Corp. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to the common voting stock of FMR Corp.

Of these shares:

-  5,689,575 are owned by Fidelity Management & Research
   Company, an investment advisor and a wholly owned subsidiary of FMR Corp. Edward J. Johnson, III, and FMR
   Corp. through its control of Fidelity Management &
   Research Company each has sole power to dispose of these shares.

- 308,347 are owned by Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp.
   Mr.Johnson and FMR Corp. through its control of Fidelity
   Management Trust Company each has sole power to dispose of these shares and sole power to vote or direct the vote of 166,347 of these shares.

- 10,000 are owned by Fidelity International Limited, an investment advisor. A partnership controlled by Mr.
   Johnson and Members of his family owns shares of Fidelity International Limited voting stock with the right to cast 39.8% of the total votes which may be cast by all holders of Fidelity International Limited voting stock.

No one client owns more than 5% of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     In the following table you can find information about the
common stock of Symbol owned as of March 1, 2000, except as
otherwise stated in the footnotes to the table, by:

-  all directors and nominees

     -  executive officers listed in the following Summary
Compensation Table

     -  all executive officers and directors as a group

Name of Individual or                    Amount and Nature of    Percent of
Identity of Group                        Beneficial Ownership(1) Common Stock

Jerome Swartz                              3,992,624(2)                4.2%
Harvey P. Mallement                          113,586(3)                 *
	Raymond R. Martino                           248,312(4)                 *
Saul P. Steinberg                          7,539,913(5)                8.3%
Lowell C. Freiberg                            91,498	(6)                  *
George Bugliarello                            49,123	(7)                  *
Charles B. Wang                               94,687(8)                  *
Tomo Razmilovic                            1,129,527(9)                 1.2%
Leo A. Guthart                                     0                     *
James Simons                                       0                     *
Leonard H. Goldner                           495,829(10)                 *
Kenneth V. Jaeggi                             86,151                     *
Richard Feldt                                180,749(11)                 *
___
All executive officers and directors      15,251,027(12)               15.8%
as a group (consisting of 21 individuals)
____________________
*    Less than 1%

(1) The persons identified in this table have sole voting and investment power over the shares of Symbol common stock stated above, except as stated otherwise in these footnotes. This information was obtained from publicly filed documents and from information the directors, nominees and executive officers have given to us.

(2)  This number includes:
- 3,050,437 shares which may be acquired upon the exercise of options within 60 days of March 1, 2000.
-  15,216 shares owned by his wife.
- 76,957 shares held in trust of which Dr. Swartz is the income beneficiary and his children are the residual beneficiaries.

- 850,014 shares owned by Dr. Swartz. 405,000 of these shares are subject to "European Collar" arrangements.
Dr. Swartz has shared investment power over the shares covered by these arrangements.

Dr. Swartz disclaims beneficial ownership of shares owned by or for the benefit of members of his family.

(3) This number includes 44,061 shares that may be acquired upon the exercise of options and a warrant within 60 days of March 1, 2000 and 69,525 shares owned by Mr. Mallement.

(4) This number includes 9,000 shares that may be acquired by Mr. Martino upon the exercise of options within 60 days of March 1, 2000 and 239,312 owned by Mr. Martino

(5) This number includes 5,625 shares that may be acquired by Mr. Steinberg upon the exercise of a warrant within 60 days of March 1, 2000 and 7,534,288 shares owned by Reliance
Financial Services Corporation and its subsidiaries as of March 14, 2000. See "Principal Shareholders."

(6) This number includes 44,061 shares that may be acquired upon the exercise of options and a warrant within 60 days of March 1, 2000 and 47,437 shares owned by Mr. Freiberg. Mr. Freiberg disclaims any ownership of the shares owned by Reliance Financial Services Corporation. See "Principal Shareholders."

(7) This number includes 44,061 shares that may be acquired upon the exercise of options and a warrant within 60 days of March 1, 2000 and 5,062 shares owned jointly by Dr.
Bugliarello and his wife.

(8) This number includes 60,937 shares that may be acquired upon the exercise of options and a warrant within 60 days of March 1, 2000 and 33,750 shares owned by Mr. Wang.

(9) This number includes 954,254 shares that may be acquired upon the exercise of options within 60 days of March 1, 2000 and 175,273 shares owned by Mr. Razmilovic. 99,309 of these shares are subject to a "European Collar" arrangement. Mr. Razmilovic has shared investment power over the shares covered by this arrangement.

(10) This number includes:
      - 279,687 shares that may be acquired upon the exercise of options within 60 days of March 1, 2000. 87,187 of these shares are held by a trust for the benefit of his wife and children. Mr. Goldner's wife is a co-trustee of this trust.
      -  4,100 shares owned by his wife.
      - Mr. Goldner owns 212,042 shares. 167,000 of these shares are subject to "European Collar" arrangements.
Mr. Goldner has shared investment power over the shares covered by these arrangements.

Mr. Goldner disclaims beneficial ownership of the shares held in trust and owned by his wife.

(11) 102,122 of these shares are subject to "European Collar" arrangements. Mr. Feldt has shared investment power over the shares covered by these arrangements.

(12) This number includes 5,395,830 shares that may be acquired upon the exercise of options and warrants within 60 days of March 1, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of Symbol's common stock, to file a report of holdings and transactions in Symbol common stock with the Securities and Exchange Commission and the New York Stock Exchange and to furnish Symbol with copies of all
Section 16(a) forms they file.

     Based on our records and other information furnished to us, we believe that, during 1999 executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation/Stock Option Committee is composed entirely of outside directors. Mr. Freiberg and Mr. Steinberg are the current members of the Committee. They have never been officers or employees of Symbol.


COMPENSATION/STOCK OPTION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

Role of the Compensation Committee

     A primary role of the Committee is to oversee compensation practices for Symbol's senior executive officers. Our responsibilities include:
- reviewing the salaries, benefits and other compensation of Symbol's senior executive officers
- making recommendations to the full Board of Directors with respect to executive compensation; and
-  administering Symbol's stock option plans.

     Our goal is to ensure that Symbol's financial resources are used effectively to support its short- and long-term business objectives. We have available to us an outside compensation consultant and access to independent compensation data.

Executive Compensation Guiding Principles

     In our oversight capacity, we adhere to several guiding principles. We take the position that the executive compensation program should:
- target pay levels at rates that are competitive. Our goal is to ensure that Symbol can attract and retain high performing management talent, particularly in the areas of technology in which it competes.
- relate compensation to performance. Overall compensation paid to senior executives should be tied to how well Symbol performs financially. We also believe that the better an individual performs, the higher the individual's compensation should be.
- encourage share ownership on the part of key employees. Our goal is to align the interests of management and investors to build shareholder value.

     As described below, our executive compensation program is designed to balance short- and long-term financial objectives, reward the performance and contribution of individual officers and to attract and retain top quality management talent. We believe that the executive compensation program supports Symbol's business goals and human resource strategies.

Description of Compensation Policies

     It is Symbol's policy to pay its senior executives at levels that reflect Symbol's financial performance relative to comparable organizations. This policy is implemented by a program comprised of elements that:
- reward individual performance
- provide motivation to achieve corporate financial targets that are consistent with shareholder expectations; and
- encourage long-term share ownership.

The three elements of Symbol's compensation program are:
- Base salary
- Executive Bonus Plan
- Stock option awards

     Symbol, with the assistance of outside consulting firms, periodically compares its compensation program with the compensation practices of approximately 30 selected companies. This panel consists of "high tech" companies with which Symbol competes in attracting and retaining employees. Eleven of the panel companies are included in the S&P Technology Sector Index. Symbol targets the total compensation paid to its senior executives at approximately the 75th percentile of the panel companies (after adjusting for the different magnitude of revenues).

     Based on a review of Internal Revenue Service regulations, we believe that all compensation paid in 1999 and payable in 2000 to Symbol's senior executive officers will be fully deductible by Symbol. We will continue to review Symbol's compensation programs and may revise these programs as we deem necessary.

Relationship of Executive Compensation to Performance

Base Salary

     We review executive officers' base salaries each year. Dr. Swartz' annual base salary was reviewed in July 1999 and at that time was increased by 5%, effective July 1, 1999. His current base salary is $917,070. We will review Dr. Swartz' base salary again in July 2000.

     In determining executive salary increases, we consider a number of factors, including:

- individual performance on the job
- external market pay practices
- the value the executive adds to Symbol; and
- the executive's level of experience and expertise.

     Adjustments in base salary are generally not based upon the financial performance of Symbol. In assessing Dr. Swartz, we considered his effectiveness as Chairman of the Board and Chief Executive Officer of Symbol as well as his many noteworthy contributions to Symbol. These contributions include 110 issued U.S. patents that he has assigned to Symbol and which provide competitive advantages to Symbol and have also generated significant licensing revenues that have materially added to Symbol's profitability.

Executive Bonus Plan

     Symbol promotes a pay-for-performance philosophy. A significant element of annual compensation is linked to the financial performance of Symbol. In 1999, we adopted and the Board of Directors and shareholders ratified a new Executive Bonus Plan that was substantially similar to Symbol's previous executive bonus plan. The purpose of the plan is to tie the level of annual executive incentive compensation to the financial performance of Symbol. All executive officers of Symbol participate in the Executive Bonus Plan. We have full authority to construe, interpret and administer the Executive Bonus Plan, as well as to determine the extent to which operating performance standards have been met. We also have authority to modify (prior to the beginning of the calendar year for which the targets will be applicable) the targets for the performance goals under the Executive Bonus Plan.

     Under the Executive Bonus Plan, each year we establish corporate financial performance objectives (exclusive of extraordinary revenues and charges), based on earnings per share. We have identified three levels of performance:

- threshold performance, at which the minimum award (one-half a participant's target bonus) will be earned and below which no award will be earned

- target performance, at which the target award will be earned; and
- maximum performance, at which the maximum award (twice a participant's target bonus) will be earned and above which no additional award will be earned.

     For 2000, threshold performance has been established at results equal to 85% of Symbol's 2000 Business Plan; target performance has been established at results equal to 100% of the 2000 Business Plan; and maximum performance has been established at results equal to or greater than 115% of the 2000 Business Plan.

     Each participant in the Executive Bonus Plan has been assigned a target bonus representing a percentage of the participant's base salary. The target bonus for 2000 for Messrs. Swartz and Razmilovic is 100%, for Messrs. Goldner and Jaeggi is 50%. These target bonuses conform to their individual employment agreements and their levels of responsibility. The target bonuses for other participants in the Executive Bonus Plan are established by Messrs. Swartz and Razmilovic based on the individual's performance and relative level of responsibility. They range from 35% to 50% of base salary.

     Messrs. Swartz and Razmilovic's bonuses will be determined solely on the basis of corporate financial performance. 25% of all other participants' bonuses will be based on individual performance during the year. 75% will be based on corporate financial performance. In 1999, all participants in the Executive Bonus Plan received bonuses equal to 116.7%, of their target bonus, in 1998, they received bonuses equal to 161.9% of their target bonus and in 1997 they received bonuses equal to 112.5% of their target bonus (less adjustments in certain instances for individual performance).

Stock Options

     Symbol reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of its stock option plans. Stock options provide employees with the opportunity to become shareholders of Symbol, and to participate in the creation of shareholder value as reflected in growth in the price of Symbol's common stock.

     Option exercise prices are equal to 100% of the fair market value of Symbol's common stock on the date of option grant.

This ensures that participants will derive benefit only as shareholders realize corresponding gains. To encourage a long-term decision making perspective, options are assigned a 10 year term and generally become exercisable over four to five years following a two-year waiting period.

     We grant additional options to selected employees based on an assessment of competitive compensation practices, particularly in high technology industries, individual contribution and performance. We believe that granting stock options reinforces Symbol's objective of insuring a strong link between employee rewards and shareholder interests. In February 1999, we granted Dr. Swartz options to purchase 285,000 shares of Symbol's common stock. 165,000 of these options have an exercise price of $35.54 per share and will vest on January 1, 2004 subject to accelerated vesting if Symbol reaches certain levels of earnings per share in 1999 and 2000. 120,000 of these options have an exercise price of $38.67 per share. The right to purchase 48,000 shares under this option will vest on January 1, 2001, 36,000 will vest on each of the next two consecutive anniversary dates of that date. In May 1999, we granted Dr. Swartz an option to purchase 30,000 shares of Symbol's stock at an exercise price of $35.54 per share. The right to purchase 12,000 shares under this option will vest on January 1, 2001, 9,000 will vest on each of the next two consecutive anniversary dates of that date. The exercise price of all options granted to Dr. Swartz was equal to the closing price of Symbol's common stock on the date each option was granted. We granted these options because of Dr. Swartz' contributions and Symbol's strong financial performance in 1998 and 1999 and anticipated strong performance in subsequent years.

     Effective January 1, 1995, we established for executive officers a stock ownership and option retention program that we administer. We firmly believe that the long term interests of Symbol's shareholders are best served when management maintains a significant, equity-based interest in Symbol. We consider both vested, unexercised options and shares owned as meaningful expressions of such interest. We developed a program with target levels of equity interest for each executive officer. Under the program, without the Committee's prior permission, if an executive has not attained the minimum requirements described below, his ability to exercise options or sell shares is limited. Executive officers must agree to participate in the program to be eligible to receive option awards after January 1, 1995. All current executive officers have agreed to participate in the program.

     The program limits the exercise of vested options (other than in the last year of the term of an option) unless the executive meets and will continue to meet the equity interest requirement described below after the exercise and sale of shares acquired upon exercise. The equity interest requirement provides that the combined value of Symbol's common stock and vested options held by the executive, each valued at the then market price of Symbol's common stock, must be equal to or greater than a designated multiple of the executive's annual base salary plus target bonus.

     If the equity interest requirement is satisfied, the program allows for the exercise of vested options within strict limits. At least 50% of the net after tax proceeds obtainable upon the exercise of any option (other than options awarded after January 1, 1994 in connection with an executive's initial hire or initial promotion to an executive officer position, or options already held by persons who were promoted to an executive officer position after January 1, 1994) must be retained in the form of shares of Symbol's common stock unless and until the executive owns shares of common stock having a market value equal to a specified multiple of his base salary.

                          Equity Interest       Share Ownership
     Position             Requirement             Requirement

Chairman of the Board  7 times  base salary   5 times base salary
                      plus target bonus

President              5 times base salary    3 times base salary
                        plus target bonus

Senior Vice President   3 times base salary   2 times base salary
                        plus target bonus

Vice President          2 times base salary   1 times base salary
                        plus target bonus

Summary

     We are responsible for recommending to the Board, for its approval, compensation decisions affecting Symbol's senior executive officers. Our goal is to ensure that the overall compensation offered to senior executive officers is:

- consistent with Symbol's interest in providing competitive pay opportunities,
- reflective of its pay-for-performance orientation,

- encourages share ownership on the part of executives; and
- is supportive of Symbol's short-and long-term business goals.

     We will continue to actively monitor the effectiveness of Symbol's senior executive compensation plans and assess the appropriateness of senior executive pay levels to assure prudent application of Symbol's resources.

Compensation /Stock Option Committee

Lowell C. Freiberg, Chairman
Saul P. Steinberg


           MANAGEMENT REMUNERATION AND TRANSACTIONS

     In the following Summary Compensation Table you can find compensation information about Symbol's Chief Executive Officer and the four other executive officers who were the most highly paid in 1999.




























                                 -22-

Summary Compensation Table
                           Annual Compensation                 LongTerm Compensation
Name and
Principal                                             Other Annual      Securities Underlying   All Other
Position          Year    Salary          Bonus(E)    Compensation(F)   Options (No.)           Compensation
Jerome Swartz      1999  $895,651(A)     $1,045,300          $0           315,000              $ 67,656(G)
Chairman of the    1998  $849,185(B)     $1,374,831          $0           870,000              $ 66,002(G)
the Board and      1997  $757,962(C)     $  852,707          $0           607,500              $ 56,652(G)
Chief Executive
Officer and
Director

Tomo Razmilovic    1999  $635,749(A)     $  742,000          $0            180,000              $ 12,373(H)
President and      1998  $589,667(B)     $  954,671          $0            487,500              $  5,000(I)
Chief Operating    1997  $500,032(C)     $  421,902          $100,000      364,500              $  4,750(I)
Officer and
Director

Leonard H. Goldner 1999  $378,040(A)     $  220,600          $0             67,500               $  4,800(I)
Senior Vice        1998  $356,754(B)     $  288,792          $0             56,250               $  5,000(I)
President and      1997  $291,200(C)     $  147,420          $0            151,875               $  4,750(I)
General Counsel
and Secretary

Kenneth V.Jaeggi   1999  $364,020(A)     $  212,500          $0              49,500              $  61,108(J)
Senior Vice        1998  $348,619(B)     $  282,207          $0              33,750              $   5,000(I)
President and      1997  $206,250(D)     $  116,016          $66,797        225,000              $ 135,110(J)
Chief Financial
Officer(C)

Richard M. Feldt  1999  $343,012(A)      $  200,200          $0              37,500              $   4,800(I)
Senior Vice       1998  $339,454(B)      $  274,788          $0              45,000              $   5,000(I)
President and     1997  $309,795(C)      $  174,260          $0             118,125              $  27,290(K)
General Manager,
Operations
___________________

A    Includes $9,600 in contributions to Symbol's 401(k)
deferred compensation plan.

B     Includes $10,000 in contributions to Symbol's 401(k)
deferred compensation plan.

C    Includes $9,500 in contributions to Symbol's 401(k)
deferred compensation plan.

D     Includes  $6,000 in contributions to Symbol's 401(k)
deferred compensation plan.

E    Represents amounts earned and accrued pursuant to Symbol's
Executive Bonus Plan. Amounts indicated are earned and accrued in the fiscal year indicated but are generally paid in the first quarter of the next succeeding year.

F    Includes special one-time bonus awards.  Not included are
the amounts of certain perquisites and other personal benefits provided by Symbol since such amounts do not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported in the table for any named executive officer.

G     Represents:
-  $4,750 in 1997 and, $5,000 in 1998 and $4,800 in 1999 for
contributions to Symbol's 401(k) deferred compensation plan
-  $19,402 in 1997, $21,002 in 1998 and $22,856 in 1999 for:
      premiums paid on his behalf on term life insurance policies. Dr. Swartz' family members are the beneficiaries of these policies
- the estimated economic benefit of insurance premium payments made by Symbol on split-dollar whole life policies. Dr. Swartz' family members are beneficiaries of these policies but Symbol will eventually recover all of the premiums paid
- a non-reimbursable expense allowance of $32,500 in 1997 and $40,000 in 1998 and 1999.

H    Represents $4,800 for contribution to Symbol's 401(K)
deferred compensation plan; and
- $7,573 for the estimated economic benefit of insurance premium payments made by Symbol on split-dollar whole life policies. Mr. Razmilovic's family members are beneficiaries of these policies but Symbol will eventually recover all of the premiums paid.

I    Represents contributions to Symbol's 401(k) deferred
compensation plan.

J    Represents:
- $3,000 in 1997 and $4,800 in 1999 in contributions to Symbol's 401 (k) deferred compensation plan; and
-  $132,110 in 1997 and $56,308 in 1999 for retroactive
reimbursement of relocation expenses associated with  Mr.
Jaeggi's relocation to the Long Island area.

K    Represents $4,750 in contributions to Symbol's 401(k)
deferred compensation plan, and $22,540 in retroactive tax adjustments in connection with Mr. Feldt's relocation to the Long Island area.

     In 1995, we entered into an employment agreement with Dr. Swartz that terminates on June 30, 2000. Dr. Swartz will receive an annual base salary of $917,070 through June 30, 2000. His base salary will be reviewed in July 2000. Dr. Swartz also participates in Symbol's Executive Bonus Plan. The target amount of his bonus is 100% of his base salary. If his employment is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Dr. Swartz will receive payments equal to one year's annual base salary and bonus during the last completed fiscal year immediately before any such termination.

     In 1995, we entered into an employment agreement with Mr. Razmilovic that terminates on December 31, 2000. Mr. Razmilovic will receive an annual base salary of $665,500 through June 30, 2000. Mr. Razmilovic's salary will be reviewed in July 2000. Mr. Razmilovic also participates in Symbol's Executive Bonus Plan. In 2000, the target amount of his bonus is 100% of his base salary. If his employment with Symbol is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr. Razmilovic will receive payments equal to one year's annual base salary and bonus during the last completed fiscal year immediately before termination.

     In 1995, we entered into an employment agreement with Mr. Goldner that terminates on October 31, 2000. Mr. Goldner will receive an annual base salary of $415,800 for 2000. Mr. Goldner's salary will be reviewed in December 2000. Mr. Goldner also participates in Symbol's Executive Bonus Plan. In 2000, the target amount of his bonus is 50% of his base salary. If his employment is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr. Goldner will receive payments equal to one year's annual base salary and bonus during the last completed fiscal year before termination.

     In 2000, we entered into a new employment agreement with Mr. Martino that terminates on February 15, 2005. He is employed as a part-time consultant, assisting the Chairman of the Board and the President. In 1999, Mr. Martino received $150,000 under his prior employment agreement. His salary under the new agreement is $100,000 per year. In February 2000, Mr. Martino was awarded options under the 1997 Employee Stock Option Plan to purchase 50,000 shares of Symbol's common stock at an exercise price of $80.625 per share. This is the same as the price of Symbol's common stock on the date the option was granted. These options will vest in four equal annual installments commencing two years after the date of grant.

     Directors who are not employees of Symbol are paid an annual retainer of $15,000, in equal quarterly installments. They also receive a fee of $2,500 for each Board of Directors meeting they attend or each meeting of a committee that is not held in conjunction with a Board of Directors meeting. The Chairman of the Audit Committee and the Compensation/Stock Option Committee are also paid an annual retainer of $5,000 in equal quarterly installments. Directors who are employees do not receive additional compensation for serving as directors or for attending Board or committee meetings. Symbol reimburses Directors for their expenses in connection with attending meetings of the Board of Directors or committees of the Board.

     Directors who are not employees of Symbol participated in Symbol's 1994 Directors' Stock Option Plan. Under the plan, when a person is initially elected to the Board of Directors, he is awarded an option to purchase 10,000 shares of Symbol common stock. Upon reelection at the Annual Meeting of Shareholders, Directors are also granted an option to purchase 2,500 shares of Symbol's common stock. Each option:

-  has a term of ten years
- may be exercised in two equal installments on the first and second anniversary of the date of grant
- has an exercise price equal to the price of Symbol's common stock on the date of grant.

     In 1999, Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang each received options to purchase 3,750 shares under this plan. In addition, in May 1999, Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang were awarded warrants to purchase 15,000 shares of common stock. The exercise price of those options and warrants was $35.54 per share. This was the price of Symbol's common stock on the date the options and warrants were granted. The warrants have a term of ten years and become exercisable in four equal annual installments beginning on May 10, 2000. In addition, Dr. Guthart, who was elected a director in 1999, received an option to purchase 10,000 shares of Symbol common stock under the 1994 Directors' Stock Option Plan at an exercise price of $56.75 per share. This was the price of Symbol's common stock on the date the option was granted.

     Effective February 14, 2000, the Board of Directors has adopted, subject to shareholder approval, the 2000 Directors' Stock Option Plan for non-employee directors of Symbol. If this plan is approved by the shareholders, it will replace the 1994 Directors' Stock Option Plan. Under the new plan, Messrs. Mallement, Steinberg, Freiberg, Bugliarello, Wang and Guthart have been granted an option to purchase 50,000 shares of Symbol common stock. These options will have an exercise price equal to the higher of the closing price of Symbol's common stock on the date of grant or the closing price of Symbol's common stock on the date shareholder approval has been obtained, When a person who is not an employee of Symbol is initially elected to the Board of Directors, he or she will be awarded an option to purchase 50,000 shares of Symbol common stock. Upon his election, Dr. Simons will receive an option to purchase 50,000 shares of Symbol common stock. Each option awarded under this plan:

-  has a ten year term
- has an exercise price equal to the price of Symbol's common stock on the date of grant
- may be exercised in four equal installments on the first, second third and fourth anniversary of the date of grant.
                                 -27-


     If the 2000 Directors' Stock Option Plan is approved by Symbol's shareholders, then the 1994 Directors' Stock Option Plan will be cancelled and no further options will be awarded under that plan. If the 2000 Directors' Stock Option Plan is not approved by Symbol's shareholders, all options previously granted under the 2000 Directors' Stock Option Plan will be cancelled but, non-employee directors (other than Dr. Guthart) will each receive 2,500 options under the 1994 Directors' Stock Option Plan except for Dr. Simons who will receive 10,000 options under this plan if he is elected a director at the 2000 Annual Meeting of Shareholders.

Option Grants

     Symbol maintains two stock option plans, the 1990 Non-Executive Stock Option Plan and the 1997 Employee Stock Option Plan. Under these plans options are granted to selected employees of Symbol. The 1990 Stock Option Plan authorizes the Compensation/Stock Option Committee of the Board of Directors to grant options to key employees of Symbol and its subsidiaries other than executive officers. Under the 1997 Stock Option Plan, the Committee can grant options to key employees, including those who are executive officers of Symbol. Under the 1997 Stock Option Plan, an individual may not be awarded options to purchase more than 1% of the then outstanding shares of Symbol's common stock in any calendar year. The Committee may determine at the time of grant that some options are qualified under the Internal Revenue Code of 1986 as Incentive Stock Options and some of the options may be non-qualified options. None of the options granted under either Plan are exercisable for a period of more than ten years. Incentive Stock Options granted under the 1997 Stock Option Plan to owners of 10% or more of Symbol's common stock are not exercisable for a period exceeding five years. The exercise price of an option under either plan must be at least 100% of the price of Symbol's common stock on the date of grant.

     Incentive Stock Options must comply with provisions of the Internal Revenue Code of 1986 relating to, the maximum amount that can be vested by an optionee in any one calendar year and the minimum exercise price of an Incentive Stock Option and other matters. The 1990 Stock Option Plan terminates on April 30, 2003 and the 1997 Stock Option Plan terminates on February 9, 2007.




                                 -28-

The following table shows certain information about stock options granted to the individuals named in the Summary Compensation Table under all stock option plans:

                                                                        Potential Realizable Value as Assumed Annual
            Individual Grants in 1999                                 Rates of Stock Price Appreciation for Option Term(A)
                 Number of         %of Total
                 Securities        Options
                 Underlying        Granted to      Exercise                5%                      10%
                 Options           Employees in    or Base     Expiration  Stock       Dollar      Stock      Dollar
Name             Granted (No.)(B)  Fiscal Year(G)  Price(H)    Date        Price(I)    Gain        Price(I)   Gain
All
Shareholders         -----             -----         -----      -----     $59.83   $1,786,565,491  $ 95.27   $4,526,533,412

Jerome Swartz        120,000(C)        3.88%         $38.67     2/17/09   $62.98   $    2,918,074  $100.29   $    7,394,971
                     195,000(D)        6.31%         $35.54     2/17/09   $57.89   $    4,358,637  $ 92,19   $   11,045,641

CEO's Gain as
% of All
Shareholders Gain                                                                           .407%                     .407%

Tomo Razmilovic       72,000(C)        2.33%         $38.67     2/17/09   $62.98   $    1,750,844  $100.29   $    4,436,983
                     108,000(E)        3.50%         $35.54     2/17/09   $57.89   $    2,424,041  $ 92.19   $    6,117,586

Leonard H. Goldner    30,000(C)         .97%         $38.67     2/17/09   $62.98   $      729,518  $100.29   $    1,848,743
                      37,500(E)        1.21%         $35.54     2/17/09   $57.89   $      838,199  $ 92.19   $    2,124,162

Kenneth V. Jaeggi     11,250(C)         .36%         $38.67     2/17/09   $62.98   $      273,569  $100.29   $      693,279
                      38,250(F)        1.24%         $35.54     2/17/09   $57.89   $      854,963  $ 92.19   $    2,166,645

Richard M. Feldt      15.000(C)         .49%         $38.67     2/17/09   $62.98   $      364,759  $100.29   $      924,371
                      22,500(E)         .73%         $35.54     2/17/09   $57.89   $      502,920  $ 92.19   $    1,274,497


A    Total dollar gains based on the assumed annual rates of
appreciation of the exercise price of each option.  The
gain derived by all shareholders is based on the
outstanding number of shares at December 31, 1999.  The
actual value, if any, an executive will realize will depend
on the excess of the market price over the exercise price
on the date the option is actually exercised. The value actually realized by an executive or any shareholder may not be at or near the values estimated in this table.
B    If a change in control of Symbol were to occur, all of the then unvested portion of each option would become
immediately exercisable.
C    40% vest on  January 1, 2001, 30% vest on each of January
1, 2002 and January 1, 2003.
D    30,000 vest as follows:  12,000 vest on January 1, 2001,
9,000 vest on each of January 1, 2002 and January 1, 2003; 165,000 vest on January 1, 2004 subject to early vesting if Symbol reaches certain earnings per share targets for
the next two years.
E    100%  vest on January 1, 2004 subject to early vesting if
Symbol reaches certain earnings per share targets for the
next two years.
F    11,250 vest as follows:  4,500 vest on January 1, 2001,
3,375 vest on each of January 1, 2002 and January 1, 2003; 27,000 vest on January 1, 2004 subject to early vesting if Symbol reaches certain earnings per share targets for the next two years.
G    Based on 3,088,900 options granted to all employees in
1999.
H    100% of the closing price of Symbol's common stock on the
date of grant.
I    The stock price represents the price of Symbol's common
stock if the assumed annual rates of stock price appreciation are achieved over the term of the options. In the case of all shareholders, the weighted average share price of the options awarded to Dr. Swartz was used.

Option Exercises and Fiscal Year-End Values

     The following table shows information about unexercised options to purchase Symbol's common stock on December 31, 1999 and the value realized upon the exercise of options in 1999 by the individuals named in the Summary Compensation Table.

                  Number of                Number of Securities Underlying   Value of Unexercised
                  Shares                   Unexercised Options                In-The-Money Options
                Acquired on        Value   Held at December 31, 1999       Held at December 31, 1999(A)
Name          Exercise in 1999   Realized  Exercisable    Unexercisable    Exercisable   Unexercisable
Jerome Swartz(B)       222,750  $5,325,373   3,498,749     1,245,188       $187,217,699   $49,630,032
Tomo Razmilovic        243,425  $7,639,156     819,591       634,763       $ 40,371,635   $24,787,599
Leonard H. Goldner(C)  108,675  $4,052,309     317,812       168,750       $17,024,105    $ 6,719,853
Kenneth V. Jaeggi            0  $        0     123,750       184,500       $ 5,986,167    $ 7,952,806
Richard M. Feldt       206,391  $7,899,445           0       108,375       $         0    $ 4,451,395

A Based on the closing price of Symbol's common stock on the New
York Stock Exchange on that date of $63.56.

B Includes options to purchase 1,203,750 shares held by trusts for the benefit of his children. 524,250 of these options are exercisable and 679,500 are unexercisable. The value of these exercisable options was $25,094,551 and the value of these unexercisable options was $27,424,076. Dr. Swartz disclaims beneficial ownership of the options held by these trusts.

C Includes options to purchase 112,500 shares held by a trust for the benefit of his wife and children. His wife is a co-trustee of this trust. 61,875 of the options held by this trust are exercisable and 50,625 are unexercisable. The value of these exercisable options was $2,971,520 and the value of these unexercisable options was $2,475,350. Mr. Goldner disclaims beneficial ownership of the shares owned by this trust. Also includes 37,500 shares held by a trust for the benefit of he and his children, none of which are exercisable. Mr. Goldner is a co-trustee of this trust. The value of these unexercisable options was $1,050,780.

     Employees of Symbol and some of its subsidiaries are eligible to participate in a 401(k) deferred compensation plan after 90 days of service. With some limitations, a participant may make pre-tax contributions to the plan. The maximum contribution a participant was allowed to make in 1998 and 1999 was $10,000. Symbol will match 50% of the first 6% contributed by each participant during each pay period. The employee's contribution is vested immediately. Symbol's contribution is 100% vested after one year of service. Amounts accumulated under this plan are normally paid to a participant on retirement or termination of employment. Payments depend on:

-  the amounts contributed by the participant,
   -  the manner in which contributions have been invested,
-  the amount of any prior withdrawal
-  other factors.

     Symbol maintains an Executive Retirement Plan for a select group of senior management employees. The Plan is a non-qualified deferred compensation plan. The Compensation/Stock
Option Committee of the Board of Directors selects participants.

Under the Executive Retirement Plan, the maximum benefit a participant may be paid is the participant's average compensation (base salary plus bonus) for three years before the date the participant is no longer a full time employee multiplied by five. (the "Benefit Ceiling Amount"). After five successive years of participation in the Executive Retirement Plan, a participant is entitled to 50% of the Benefit Ceiling Amount. After each additional year of participation in the Executive Retirement Plan up to five additional years of participation, a participant is entitled to an additional 10% of the Benefit Ceiling Amount. Benefits are normally payable in equal monthly installments over a ten year period after retirement, beginning after the participant attains age 65 (or age 62 with 20 years or more of credited service). Upon death or disability, payment is accelerated and made in a lump sum but the amount is reduced to the then present value of the benefit payments which would have been made under the normal mode of payment. Mr. Razmilovic, Mr. Goldner and Mr. Jaeggi are participants in the Executive Retirement Plan.

     The following table illustrates the estimated annual retirement benefits payable under the Executive Retirement Plan to a participant at specified average compensation levels and years of service. Benefits under the Executive Retirement Plan are not offset for Social Security benefits. Benefits payable under the Executive Retirement Plan will be reduced by the value of any retirement income of the participant attributable to contributions by Symbol to any qualified pension plan adopted by Symbol (excluding Symbol's current 401(k) deferred compensation plan).

PENSION PLAN TABLE

                                         Years of Service
            3 Years Average
          Annual Compensation              5          10

           $   400,000                  $100,000    $  200,000
               800,000                   200,000       400,000
             1,200,000                   300,000       600,000
             1,600,000                   400,000       800,000
             2,000,000                   500,000     1,000,000

     On January 1, 1999, Mr. Razmilovic had 8 years of credited service, Mr. Goldner had 9, and Mr. Jaeggi had 2. Mr. Razmilovic became a participant in the Executive Retirement Plan in October 1995. He will not receive credit under the Plan for his prior service to Symbol. Instead, he will receive two years of credited service for each year of employment from October 1995 to October 2000.

     In 1999, Dr. Swartz terminated his participation in the Executive Retirement Plan. As a result, when Dr. Swartz retires, Symbol will not make any payment to him under this plan. In recognition of this forfeiture, Symbol and Dr. Swartz entered into an arrangement to purchase split-dollar life insurance policies for the benefit of a trust established by Dr. Swartz. Symbol will pay the premiums on these policies. Symbol will be repaid an amount equal to the cost of the premiums out of the death benefit or the cash surrender value of these policies. The cost of the premiums will be equal to the estimated after-tax cost of the amount Symbol would have paid to Dr. Swartz under the Executive Retirement Plan.

Shareowner Return Performance Presentation

     The following chart shows a comparison of the yearly percentage change in an investment of $100 in Symbol common stock compared to an investment of $100 in the S&P Composite 500 Stock Index and the S&P Technology Sector Index for a five year period beginning January 1, 1994 and ending December 31, 1999. The chart assumes that all dividends will be reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMBOL TECHNOLOGIES, INC., THE S & P INDEX
AND THE S & P TECHNOLOGY SECTOR INDEX

                                         Cumulative Total Return
                             12/94 12/95 12/96 12/97 12/98 12/99

Symbol Technologies, Inc.     100   128   143   184   467   697
S& P 500                      100   138   169   226   290   351
S&P Technology Sector         100   144   204   258   446   781


*  $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

PROPOSAL TO APPROVE THE ADOPTION OF
THE 2000 DIRECTORS' STOCK OPTION PLAN


     The Board of Directors feels it is appropriate to adopt a new stock option plan for non-employee directors of Symbol. Effective February 14, 2000 and subject to shareholder approval, the Board of Directors has adopted the 2000 Directors' Stock Option Plan. The plan will replace the 1994 Directors' Stock Option Plan that was approved by Symbol shareholders in 1994. The purpose of the 2000 Directors' Stock Option Plan is to further strengthen the non-employee directors' interest in creating value for shareholders and to complement Symbol's other director compensation practices. All non-employee directors of Symbol will participate in the 2000 Directors' Stock Option Plan.

     Under the new plan, each current director who is not an employee of Symbol or one of its subsidiaries has received an option to purchase 50,000 shares of Symbol's common stock. The price of these options will be equal to the higher of the price of Symbol's common stock on the date of grant or on the date of approval of this plan by shareholders. The price of all options granted under the 2000 Directors' Stock Option Plan after shareholder approval of the plan has been obtained will be equal to the closing price of Symbol's common stock on the date the option is granted. Each person who is not an employee of Symbol and who is first elected or appointed as director shall also receive an option to purchase 50,000 shares of Symbol's common stock upon election. Each option shall have a ten year term and be exercisable in four annual equal installments commencing on the first anniversary of the date of grant.

     Symbol will not receive payment upon the grant of options under the 2000 Directors' Stock Option Plan. The exercise price must be paid in full upon exercise. Payments may be made:
-  in cash or check
- in shares of Symbol common stock already owned by the person exercising the option valued at fair market value
- by providing instructions to the broker to sell the shares and deliver to Symbol the portion of the sale proceeds equal to the option exercise price; or
-  some combination of these methods.

     The total number of shares of Symbol common stock that may be subject to options issued pursuant to the 2000 Directors' Stock Option Plan is 500,000 This number and the terms of outstanding options issued under the plan are subject to automatic adjustment if Symbol reorganizes, mergers, consolidates, recapitalizes, declares a stock split, combines or exchanges its shares, issues a stock dividend or other similar events. The plan will have a ten year term and be administered by the Board of Directors.

     A complete copy of the 2000 Directors' Stock Option Plan is attached to this Proxy Statement in Annex A

     Your Board of Directors recommends a vote FOR the approval of the adoption of the 2000 Directors' Stock Option Plan.


APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, were selected by the Board of Directors to audit the financial statements of Symbol for the fiscal year ended December 31, 1999. The Board of Directors and Audit Committee have recommended that they be retained to audit the financial statements of Symbol for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions raised orally by shareholders. If shareholders do not ratify the appointment of Deloitte & Touche LLP as Symbol's independent accountants for the current year, the Audit Committee and the Board of Directors will reconsider the appointment. The Board of Directors recommends that you vote FOR the proposal to retain Deloitte & Touche LLP to audit the financial statements of Symbol for fiscal 2000.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope or provide your instructions by telephone or via the Internet as promptly as possible.

                             By Order of the Board of Director


                             Leonard H. Goldner
                                 Secretary

Dated:  March 15, 2000
Holtsville, New York

                                                     ANNEX A
THE 2000 DIRECTORS' STOCK OPTION PLAN
SYMBOL TECHNOLOGIES, INC.


1. Purpose. The 2000 Directors' Stock Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designed to aid the Company in retaining and attracting the services of members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") of exceptional ability by enabling such directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased awareness of the interests of the Company's shareholders encouraging them to contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 500,000 of the Company's Shares subject to adjustment as provided in Paragraph 7. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive.

The Board may act only by a majority of its members in office, except that the members thereof may authorize the Secretary or any other executive officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4. Participation. Each Non-Employee Director shall be eligible to receive an Option in accordance with Paragraph 5 below.

5. Awards under the Plan. (a) Awards under the Plan shall include only Options, which are rights to purchase Shares of the Company. Such Options are subject to the terms, conditions and restrictions specified in Paragraph 6 below.

    (b) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to any such Option until the Acquisition Date set forth in Subparagraph 6(f) below. Except as provided in Paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of receipt of such payments.

6. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

(a) The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the closing price on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape, or if no Shares were traded on that date, on the last preceding date on which the Shares were traded. Notwithstanding the foregoing, the Option exercise price for Options granted prior to the date on which approval of the Plan shall have been obtained from the shareholders of the Company shall be the greater of the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant or on the date such shareholders approval shall have been obtained.

(b) Subject to Paragraph 11 hereof, each Non-Employee Director who is first elected to the Board on or after the date hereof shall receive a grant of an Option to purchase 50,000 Shares on the date he first becomes a member of the Board. In addition to the foregoing, each Non-Employee Director who is a Director of the Company on the date hereof shall automatically be granted an Option to purchase 50,000 Shares on such date.

(c) Subject to the provisions of Subparagraph 6(d) hereof, Options shall not be transferable except by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only by the optionee (or his duly appointed guardian or conservator).

(d) The Board may, in its discretion, authorize the transfer of all or a portion of any Options on terms which permit the transfer by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members and/or the optionee are the only partners, provided that (a) the optionee shall receive the approval of the Board prior to such transfer, and such transfer must be limited to the persons or entities listed in this Subparagraph 6(d) and subsequent transfers of such transferred Options shall be prohibited except in accordance with this Paragraph 6.
Following any such transfer, such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this plan, the term "optionee" shall be deemed to refer to the transferee. In the event the transferee ceases to be a Non-Employee Director, the provisions provided herein shall continue to be applicable to the Option and shall limit the ability of the transferee to exercise any such transferred Options to the same extent they would have limited the optionee.

(e) Options shall not be exercisable before the expiration of one year from the date of grant and after the expiration of ten years from the date of grant, and may be exercised during such period as follows: twenty-five percent (25%) of the total number of Shares covered by an Option shall become exercisable each year beginning with the first anniversary of the date such Option is granted.

(f) Options shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by
(i) such documentation, if any, as may be required by the Company as provided in Subparagraph 10(b), and (ii) payment of the aggregate Option exercise price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate Option exercise price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date exercised is equal to the aggregate Option exercise price of the Shares being purchased,
(iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the Option is being exercised, directly to a broker, and
(b) instructions to the broker to sell such Shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice documentation and the aggregate Option exercise price for all of the Shares covered by the notice shall, subject to the provisions of Paragraph 10 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired (the "Acquisition Date").

(g)Options shall not be exercisable unless the person to whom the Option was granted has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise a Non-Employee Director of the Company, except that

(A) If such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one hundred and eighty (180) days of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of Subparagraph 6(e) above), may exercise the Option with respect to any Shares as to which he could have exercised the Option on the date he ceased to be a Non-Employee Director; or

(B) If any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of Subparagraph 6(c) above), exercise the Option with respect to any Shares as to which the decedent could have exercised the Option at the time of his death.

7. Dilution and Other Adjustments. In the event of any change after the date hereof in the outstanding Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, recapitalization, merger, consolidation, rights offering, reorganization combination or exchange of shares, a sale by the Company of all or virtually all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual events, the number or kind of shares that may be issued under the Plan pursuant to Paragraph 2 above, and the number or kind of common stock subject to, and the Option exercise price per share under all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Any fractional share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding Option. Adjustments under this paragraph shall be made by the Board, whose determination thereof shall be conclusive and binding.

8.  Miscellaneous Provisions.

(a) Except as expressly provided for in the Plan, no person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company or to continue to serve as a Director of the Company.

(b) Except as expressly set forth herein, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under Subparagraph 6(d) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue any Shares and all rights under the Option shall become null and void.

(d)  The expenses of the Plan shall be borne by the Company.

(e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan, and rights to the issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

(f) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

(g) The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

9. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, in effect from time to time, Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of the optionee with respect to any Option theretofore granted without such optionee's written consent.

10.  General Restrictions.

(a) No Option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such Options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Option or any portion of an Option during the period when exercisability has been suspended.

(b) The Board may require, as a condition to the right to exercise an Option, that the Company receive from the optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by its optionee without any present intention to sell or otherwise distribute such Shares in violation of the Securities Act of 1933 (the "1933 Act") and that the optionee will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear the appropriate legends summarizing such restrictions on the disposition thereof.

11. Shareholder Approval and Adoption. The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the General Corporate Law of the State of Delaware as promptly as practicable and in any event by September 30, 2000. Any Options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by September 30, 2000, the Plan and any Options granted hereunder shall be terminated.

12. Termination. Unless the Plan shall theretofore have been terminated in accordance with Paragraph 11 above, the Plan shall terminate on February 13, 2010 and no Options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall without the consent of the holder of any existing Option, materially and adversely affect his rights under such Option.

18